Crowe

Crowe PR PSC
100 Carr 165, Suite 410
Guaynabo, PR 00968-8051
+1 (787) 625-1800
www.crowe.pr

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-192744 and 333-199153) of our report relating to the consolidated financial statements of PHARMA-BIO SERV, INC. and its subsidiaries (the "Company"), dated January 31, 2021, appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2020.

Crowe PR PSC

Guaynabo, Puerto Rico
January 31, 2021

Stamp number E433641 was affixed to the original of this report.

Crowe PR PSC